                                                                 EXHIBIT 3.25(b)


                           PARTNERSHIP AGREEMENT OF

                           PHYSICIAN RELIANCE, L.P.

                          A TEXAS LIMITED PARTNERSHIP




                                 June 10, 1998

                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................    1
   1.01.  Definitions.............................................    1
   1.02.  Words of Inclusion......................................    5
   1.03.  References..............................................    5

ARTICLE 2 ORGANIZATION............................................    5
   2.01.  Formation of Limited Partnership........................    5
   2.02.  Name....................................................    5
   2.03.  Purposes: Powers........................................    6
   2.04.  Term....................................................    6
   2.05.  Principal Office........................................    6
   2.06.  Registered Office and Registered Agent..................    6
   2.07.  Other Documents and Acts................................    6
   2.08.  Representations and Warranties..........................    7

ARTICLE 3 PARTNERS................................................    7
   3.01.  Partners................................................    7
   3.02.  Admission of Additional Partners........................    7
   3.03.  Status of Partner.......................................    7
   3.04.  Withdrawal of Partner...................................    8
   3.05.  Limited Partner Activities..............................    8
   3.06.  General Partner Activities..............................    8

ARTICLE 4 PARTNERSHIP PROPERTY....................................    9
   4.01.  Ownership of Partnership Property.......................    9
   4.02.  Nominees................................................    9
   4.03.  Waiver of Right to Partition............................    9

ARTICLE 5 CAPITAL.................................................    9
   5.01.  Initial Contributions...................................    9
   5.02.  Additional Funds........................................    9
   5.03.  Capital Accounts........................................   10
   5.04.  Modifications by General Partner........................   10
   5.05.  Interest................................................   11
   5.06.  Return of Capital.......................................   11
   5.07.  Negative Capital Accounts...............................   11
   5.08.  Limited Liability of Limited Partners...................   11
   5.09.  Loans...................................................   11
   5.10.  Calculation and Adjustments of Partnership Percentages..   11

ARTICLE 6 ALLOCATIONS.............................................   12
   6.01.  Allocation of Profits and Losses........................   12

   6.02.  Special Allocations.....................................   12
   6.03.  Curative Allocations....................................   14
   6.04.  Other Allocation Rules..................................   15
   6.05.  Special (S)704(c) Allocations...........................   15
   6.06.  Allocation between Partner and Transferee...............   15

ARTICLE 7 DISTRIBUTIONS...........................................   16
   7.01.  Distributions...........................................   16
   7.02.  Distributions -- Liquidation............................   16
   7.03.  Offset..................................................   16

ARTICLE 8 ADMINISTRATION AND ACCOUNTING...........................   16
   8.01.  Books and Records.......................................   16
   8.02.  Inspection..............................................   16
   8.03.  Fiscal Year: Accounting Method..........................   16
   8.04.  Bank Accounts: Investments..............................   16
   8.05.  Reports.................................................   17
   8.06.  Tax Matters Partner.....................................   17
   8.07.  Tax Returns and Elections...............................   17

ARTICLE 9 MANAGEMENT OF THE PARTNERSHIP...........................   17
   9.01.  General Authority of General Partner....................   17
   9.02.  Limitations on Power and Authority of General Partner...   19
   9.03.  Compensation to General Partner.........................   19
   9.04.  Permitted Activities....................................   19
   9.05.  No Removal of General Partner...........................   20
   9.06.  Limited Partners........................................   20
   9.07.  Other Partners' Commitments.............................   20
   9.08.  Business Transactions...................................   20
   9.09.  Liability: Indemnity....................................   20
   9.10.  Reimbursement of General Partner........................   21
   9.11.  Power of Attorney.......................................   21
   9.12.  Meetings of Partners....................................   22

ARTICLE 10 TRANSFER RESTRICTIONS..................................   22
  10.01.  Prohibition Against Transfer............................   22
  10.02.  Costs of Transfer.......................................   22
  10.03.  Assignee................................................   23

ARTICLE 11 DISSOLUTION............................................   23
  11.01.  Events Deemed to Cause Dissolution......................   23
  11.02.  Winding Up and Termination..............................   24
  11.03.  Termination.............................................   24
  11.04.  Compliance with Timing Requirements of Regulations......   24

ARTICLE 12 MISCELLANEOUS..........................................   25
  12.01.  Amendment or Modification...............................   25

  12.02.  Mergers and Conversions.................................   25
  12.03.  Invalid Provision.......................................   25
  12.04.  APPLICABLE LAW..........................................   25
  12.05.  Counterparts............................................   25
  12.06.  Captions................................................   25
  12.07.  Notices.................................................   25
  12.08.  Successors and Assigns..................................   26
  12.09.  Waiver..................................................   26
  12.10.  Number and Gender.......................................   26
  12.11.  Entire Agreement........................................   26

EXHIBITS
     A.   Initial Partners                                          A-1
     B.   Execution Page                                            B-1

                             PARTNERSHIP AGREEMENT
                                      OF
                           PHYSICIAN RELIANCE, L.P.
                          A Texas Limited Partnership

     THIS PARTNERSHIP AGREEMENT is made as of June 10, 1998, by and between PRN PHYSICIAN RELIANCE, LLC, as the General Partner (the "General Partner") and
                                                      ---------------
PHYSICIAN RELIANCE INVESTMENTS, LLC, as the Limited Partner (the "Limited
                                                                  -------
Partner"). For and in consideration of the mutual covenants, rights, and obligations set out in this Agreement, the Partners agree as provided herein.

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

          1.01.  Definitions. When used in this Agreement, the following words
          ------------------
and phrases shall have the respective meanings prescribed to them in this
Section 1.01 or in the section or recital referred to unless a different meaning
------------
is clearly required by the context:

          Act means the Texas Revised Limited Partnership Act, as amended from
          ---
time to time, or any corresponding provision or provisions of succeeding law.

          Additional Contributions has the meaning set forth in Section 5.02.
          ------------------------                              ------------

          Adjusted Capital Account Deficit means, with respect to each Partner,
          --------------------------------
the deficit balance, if any, in that Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (a) credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) debit to such Capital Account the items described in Regulations Sections 1.704-1(b) (2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii) (d) and shall be interpreted consistently with those provisions.

          Affiliate means, with respect to any Person, (a) any Person directly
          ---------
or indirectly controlling, controlled by, or under common control with such Person; (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (c) any officer, director, trustee or general partner of such Person; or (d) any Person who is an officer, director, trustee, general partner, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (a) through (c) of this sentence. For the purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          Agreement means this Partnership Agreement as originally executed and
          ---------
as amended from time to time.

          Assignee has the meaning set forth in Section 10.03.
          --------                              -------------

          Bankruptcy means, with respect to any Partner, (a) the making of a
          ----------
general assignment for the benefit of creditors; (b) the filing of a voluntary bankruptcy petition; (c) becoming the subject of an order for relief or being declared insolvent in any federal or state bankruptcy or insolvency proceeding;
(d) filing a petition or answer seeking for the Partner a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in a proceeding of the type described in clauses (a) through (d); (f) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of the Partner or of all or any substantial part of the Partner's property; or (g) the expiration of one hundred twenty (120) days after the date of the commencement of a proceeding against the Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law if the proceeding has not been previously dismissed, or the expiration of ninety (90) days after the date of the appointment, without the Partner's consent or acquiescence, of a trustee, receiver, or liquidator of the Partner or of all or any substantial part of the Partner's properties if the appointment has not previously been vacated or stayed, or the expiration of ninety (90) days after the date of expiration of a stay, if the appointment has not previously been vacated.

          Capital Account means with respect to any Partner, the account
          ---------------
established, maintained and designated as such for the Partner pursuant to
Article 5.
---------

          Capital Contribution means the total amount of money and the initial
          --------------------
fair market value of any property (other than money) contributed to the Partnership by each Partner pursuant to the terms of this Agreement.

          Certificate of Limited Partnership means the Certificate of Limited
          ----------------------------------
Partnership filed by the Partnership with the Secretary of State of Texas, as amended from time to time.

          Code means the Internal Revenue Code of 1986, as amended from time to
          ----
time, or any corresponding provision or provisions of succeeding law.

          Event of Withdrawal means, with respect to the General Partner, the
          -------------------
events of withdrawal set forth in Section 4.02(a) of the Act.

          Excess Distributions has the meaning set forth in Section 5.07.
          --------------------                              ------------

          General Partner means, as of any given time, PRN Physician Reliance,
          ---------------
LLC and any additional or substitute General Partner who has been admitted to the Partnership in accordance with this Agreement.

          Governmental Authority means any and all federal, state or local
          ----------------------
governments, governmental institutions, public authorities and other governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and/or existing.

          Initial Contribution shall mean the cash, property, services rendered,
          --------------------
or promissory note or other obligation to pay cash or transfer property to the Partnership contributed to the capital of the Partnership by a Partner for the Partnership Percentage initially acquired by such Partner, and each Partner's Initial Contribution shall be described opposite its name on Exhibit A.
                                                             ----------

          Interest means the entire ownership interest of a Partner in the
          --------
Partnership at any given time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

          Interest Rate means the greater of (i) eight percent (8%) or (ii) the
          -------------
lowest applicable Federal rate as defined and determined from time to time in accordance with Section 1274 of the Code and the regulations and rules promulgated thereunder, but not to exceed the maximum interest rate allowed by applicable federal or state law.

          Limited Partner means, as of any given time, Physician Reliance
          ---------------
Investments, LLC and any additional or substitute Limited Partner who has been admitted to the Partnership in accordance with this Agreement.

          Losses has the meaning specified in the definition of "Profits" and
          ------
"Losses."

          Majority in Interest of the Partners means Partners whose total
          ------------------------------------
Partnership Percentages exceed fifty percent (50%).

          Majority in Interest of the Limited Partners means Limited Partners
          --------------------------------------------
whose total Partnership Percentages exceed fifty percent (50%) of the total Partnership Percentages of all the Limited Partners (including the General Partner in its capacity as a Limited Partner if the General Partner is also a Limited Partner).

          Nonrecourse Deductions has the meaning set forth in Regulations
          ----------------------
Section 1.704-2(b)(1).

          Nonrecourse Liability has the meaning set forth in Regulations Section
          ---------------------
1.704-2(b)(3).

          Partner means any General Partner or Limited Partner; Partners means
          -------                                               --------
the General Partners and the Limited Partners.

          Partner Minimum Gain means an amount, with respect to each Partner
          --------------------
Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner

Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          Partner Nonrecourse Debt has the meaning set forth in Regulations
          ------------------------
Section 1.704-2(b)(4).

          Partner Nonrecourse Deductions has the meaning set forth in
          ------------------------------
Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

          Partnership means the limited partnership created pursuant to this
          -----------
Agreement.

          Partnership Minimum Gain has the meaning set forth in Regulations
          ------------------------
Sections 1.704-2(b)(2) and 1.704-2(d).

          Partnership Percentage means, from time to time, the Interest of a
          ----------------------
Partner in the Partnership expressed as a percentage of the whole with respect to each Partner, as calculated by the General Partner.

          Partnership Property means all real and personal property, including
          --------------------
without limitation all intangible personal property, from time to time owned by the Partnership.

          Person means any individual, partnership, corporation, limited
          ------
liability company, trust, or other entity.

          Profits and Losses means, for each fiscal year, an amount equal to the
          ------------------
Partnership's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

               (ii)   any expenditures of the Partnership described in Code
          Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

               (iii) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

               (iv) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections 6.02 and
                                                              -----------------
          6.03 shall not be taken into account in computing Profits or Losses.
          ----

The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 6.02 and 6.03 shall be
                                                ----------------------
determined by applying rules analogous to those set forth in Clauses (i) through
                                                             -------------------
(iv) of this definition.
----

          Regulations means the Income Tax Regulations, including Temporary
          -----------
Regulations, promulgated under the Code, as such regulations may be amended from time to time, or any corresponding provision or provisions of succeeding regulations.

          Regulatory Allocations has the same meaning as set forth in Section
          ----------------------                                      -------
6.03.
-----

          Transfer as a verb means to sell, assign, transfer, or otherwise
          --------
dispose of, or mortgage, hypothecate or otherwise encumber, or permit or suffer any encumbrance, and Transfer as a noun means the sale, assignment, transfer, or other disposition, or mortgage, hypothecation or other encumbrance.

          1.02.  Words of Inclusion. When used in this Agreement, the word
          -------------------------
"including" shall mean "including without limitation."

          1.03.  References. Unless otherwise stated, references in this
          -----------------
Agreement to specific sections and articles refer to sections and articles of this Agreement and references in this Agreement to exhibits, schedules and attachments refer to exhibits, schedules and attachments attached to this Agreement, which are incorporated by reference for all purposes unless otherwise provided.

                                   ARTICLE 2
                                 ORGANIZATION
                                 ------------

          2.01.  Formation of Limited Partnership. The Partners hereby form a
          ---------------------------------------
limited partnership pursuant to the Act, effective upon the filing of the Certificate of Limited Partnership with the Secretary of State of Texas or such later date as may be expressly set forth in the Certificate of Limited Partnership. Promptly following the execution of this Agreement, the General Partner shall execute and cause to be filed with the Secretary of State the Certificate of Limited Partnership containing information required by the Act and such additional information as the General Partner may deem appropriate. Except as provided to the contrary in this Agreement, the rights and obligations of the Partners shall be governed by the provisions of the Act.

          2.02.  Name. The name of the Partnership shall be, and the business of
          -----------
the Partnership shall be conducted under the name of, Physician Reliance, L.P. The Partnership may also conduct business under the name of Physician Reliance Network, LP, and the General Partner shall make all filings required under applicable law in connection with the Partnership's use of this name. The General Partner may change the name of the Partnership from time to time and may adopt one or more fictitious names for use by the Partnership. The General Partner shall give notice of any change in the name of the Partnership and the adoption of any fictitious name to each other Partner and shall make all filings required under applicable law in connection with any change in the name of the Partnership or the adoption or use of any fictitious name by the Partnership.

          2.03.  Purposes: Powers. The purpose of the Partnership shall be to
          -----------------------
conduct any activity permitted by law, including without limitation the acquisition, ownership, development, maintenance, operation, and management of the Partnership Property, the making of investments, and the provision of management and financial arrangements with respect to the business of the Partnership. The Partnership shall have the power to do everything necessary, advisable, proper or convenient for the accomplishment of its purposes, subject to the provisions of this Agreement.

          2.04.  Term. The Partnership shall commence effective upon the filing
          -----------
of the Certificate of Limited Partnership with the Secretary of State of Texas or such later date as may be expressly set forth in the Certificate of Limited Partnership, and shall continue until the close of Partnership business on the fiftieth (50th) anniversary of such effective date, unless sooner terminated as provided in this Agreement.

          2.05.  Principal Office. The principal office of the Partnership where
          -----------------------
records are to be kept or made available shall be at 5420 LBJ Freeway, Suite 900, Dallas, Texas 75240. The General Partner may change the principal place of business of the Partnership from time to time and may establish, maintain and abandon one or more additional places of business of the Partnership. The General Partner shall give notice to each Partner of any change of the principal office of the Partnership and of the establishment or abandonment of any principal office of the Partnership.

          2.06.  Registered Office and Registered Agent. The Partnership shall
          ---------------------------------------------
have and continuously maintain in the State of Texas:

          (a) A registered office which may be, but need not be, the same as its principal place of business; and

          (b) A registered agent who has a business office identical to such registered office and who is an individual resident of the State of Texas, a Texas corporation, or a foreign corporation authorized to transact business in the State of Texas.

The address of the initial registered office of the Partnership is 5420 LBJ Freeway, Suite 900, Dallas, Texas 75240, and the name of the Partnership's initial registered agent at that address is George P. McGinn. The General Partner may change the registered office and the registered agent of the Partnership from time to time. The General Partner shall make all filings required under applicable law in connection with any change in the registered office or registered agent of the Partnership.

          2.07.  Other Documents and Acts. The Partners agree to execute and
          -------------------------------
deliver such additional documents and perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification, and operation of a limited partnership in the State of Texas and in each jurisdiction in which the Partnership shall conduct business.

          2.08.  Representations and Warranties. Each Partner represents and
          -------------------------------------
warrants to the Partnership and to each other Partner that (a) if that Partner is a corporation, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a corporation in the jurisdiction of its principal place of business (if not incorporated therein) and if a General Partner, in the State of Texas; (b) if the Partner is a limited liability company, partnership, trust, or other entity, it is duly formed, validly existing and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly authorized to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein) and if a General Partner, in the State of Texas, and the representations and warranties in clauses (a) or (b), as applicable, are true and correct with respect to each partner (other than the limited partners), trustee, or other members thereof;
(c) the Partner has full power and authority to enter into this Agreement and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Partner have been duly taken; (d) the Partner has duly executed and delivered this Agreement; and (e) the Partner's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which that Partner is a party or by which it is bound.

                                   ARTICLE 3
                                   PARTNERS
                                   --------

          3.01.  Partners.
                 --------

          (a)  General Partner. The General Partner is PRN Physician Reliance,
               ---------------
     LLC, a Texas limited liability company, whose name, address, and Partnership Percentage are set forth on Exhibit A attached hereto.
                                             ---------

          (b)  Limited Partner. The Limited Partner is Physician Reliance
               ---------------
     Investments, LLC, a Delaware limited liability company, whose name, address, and Partnership Percentage are set forth on Exhibit A attached
                                                          ---------
     hereto.

          (c)  Amendment of Exhibit A. The General Partner shall amend Exhibit A
               ----------------------                                  ---------
     from time to time to reflect any changes in the names, addresses, and Partnership Percentages of the Partners, including any additional Persons admitted to the Partnership after its formation.

          3.02.  Admission of Additional Partners. Additional Persons may be
          ---------------------------------------
admitted to the Partnership as General or Limited Partners upon the unanimous written consent of the Partners and subject to the Partners' agreeing upon (a) the status of such Person as a General Partner or Limited Partner, (b) the amount of its Initial Contribution to the Partnership's capital, and (c) the other conditions that must be met prior to admission as a Partner.

          3.03.  Status of Partner. Except as otherwise provided herein, once
          ------------------------
admitted as a Partner, a Partner shall continue as a Partner for all purposes of this Agreement and the Act until, in accordance with and as permitted by this Agreement, (a) a substitute Partner is admitted to the

Partnership as a successor to the Partner's Interest, (b) the Partnership is dissolved and terminated, or (c) the Partner otherwise withdraws from the Partnership as permitted by this Agreement. After admission to the Partnership, a substitute Partner shall have all of the rights of a Partner. Upon termination as a General Partner for any reason, the terminated General Partner shall remain liable for the Partnership obligations and liabilities incurred by the Partnership while the terminated General Partner was a General Partner, but shall have no liability for obligations incurred after termination.

          3.04.  Withdrawal of Partner. If the General Partner withdraws from
          ----------------------------
the Partnership due to the occurrence of an Event of Withdrawal, the General Partner shall not be in breach of this Agreement; provided that if the General
                                                  --------
Partner withdraws from the Partnership as provided by Section 6.02 of the Act before the expiration of the term of the Partnership, the General Partner shall give the other Partners ninety (90) days' written notice of its withdrawal. Upon the withdrawal of the General Partner, its Interest shall be automatically converted to that of a Limited Partner for all purposes of this Agreement. No Limited Partner shall have the right to withdraw from the Partnership for any reason other than the occurrence of the events set forth in Section 3.02(a), (b)
                                                            --------------------
or (c) except with the consent of the General Partner. Except as otherwise
------
provided in this Agreement, in the event of the withdrawal of a Limited Partner from the Partnership, the Limited Partner shall not be entitled to receive any distribution from the Partnership other than that which may be agreed upon by the General Partner and the withdrawing Partner. Anything to the contrary herein notwithstanding, no Partner shall be permitted to withdraw from the Partnership if the effect of its withdrawal would be to terminate the Partnership within the meaning of Section 708 of the Code or to cause the Partnership to jeopardize its classification as a partnership for federal income tax purposes.

          3.05.  Limited Partner Activities. The Limited Partner may,
          ---------------------------------
notwithstanding this Agreement, engage in whatever activities it chooses, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any other Partner.

          3.06.  General Partner Activities. The General Partner may engage in
          ---------------------------------
the following types of activities without violating any duty of loyalty that the General Partner may owe to the Partnership or the Limited Partners:

          (a) The General Partner may cause the Partnership to enter into contracts and arrangements with the General Partner or Affiliates of the General Partner, provided that the contract or arrangement is not on materially less favorable terms to the Partnership than could reasonably have been expected in dealing with independent third parties for the same or similar services or arrangements.

          (b) The General Partner may engage in whatever activities it chooses, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest or participation in such activities to the Partnership or any other Partner.

                                   ARTICLE 4
                             PARTNERSHIP PROPERTY
                             --------------------

          4.01.  Ownership of Partnership Property. All Partnership Property
          ----------------------------------------
shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in the Partnership Property. All Partnership Property shall be held and conveyed in the name of the Partnership, unless the General Partner determines that the Partnership Property should be acquired and conveyed in the name of one or more Person or Persons as nominee for the Partnership.

          4.02.  Nominees. In the event the General Partner determines that the
          ---------------
Partnership Property should be held in the name of a nominee, the General Partner and the nominee shall place a written declaration of trust in the Partnership's books and records acknowledging the nominee's capacity and the Partnership as the true owner of the Partnership Property. In the event the General Partner or another Partner acts as a nominee for Partnership Property, such Partner shall not have an interest in the Partnership Property held by it as nominee nor be liable for any Partnership debt in excess of that attributable to its Interest.

          4.03.  Waiver of Right to Partition. Each Partner irrevocably waives,
          -----------------------------------
during the term of the Partnership and during any period of the liquidation of the Partnership following any dissolution, any right to require partition of the Partnership Property or any part thereof and any right to possess Partnership Property.

                                   ARTICLE 5
                                    CAPITAL
                                    -------

          5.01.  Initial Contributions.
                 ---------------------

          (a)  Initial Contributions. The General Partner and the Limited
               ---------------------
     Partner acknowledge that each has contributed to the capital of the Partnership the Initial Contribution described opposite their names on Exhibit A.
     ---------

          (b)  Fair Market Value. The fair market value of the Initial
               -----------------
     Contribution of each Partner is set forth on Exhibit A.
                                                  ---------

          5.02.  Additional Funds.
                 ----------------

          (a)  Additional Contributions. Any additional funds required by the
          -----------------------------
     Partnership to meet its cash requirements shall be provided by capital contributions from the Partners or from additional persons admitted to the Partnership pursuant to Section or borrowed by the Partnership on terms and
                             -------
     conditions and from one or more Persons (including without limitation the General Partner) as the General Partner deems appropriate. No Partner shall have an obligation to advance (either as a loan or a capital contribution) any additional funds to the Partnership (except as provided in Section 5.07
                                                                    ------------
     and 5.08), but the General Partner may from time to time accept on behalf
     ---------
     of the Partnership additional capital contributions ("Additional
                                                           ----------
     Contributions") from the Partners. Before accepting any Additional
     -------------
     Contribution from one or more Partners, the General Partner shall provide all Partners the opportunity to contribute a proportionate share (based on the Partnership

     Percentage of each Partner) of the additional capital to be contributed within a period of not less than ten (10) days after notice of any request for Additional Contributions is given. If one or more Partners fail to contribute their proportionate share of the additional capital requested in such notice, the General Partner shall adjust the Partnership Percentages of the Partners appropriately to reflect the Additional Contributions made by the other Partners. Each Partner waives any preemptive or other right it may have arising out of the acceptance of any Additional Contribution (except as expressly provided above).

          (b)  Not for Benefit of Creditors. Nothing in this Article 5 or any
               ----------------------------                  ---------
     other provision of this Agreement is intended or will be deemed to benefit any creditor of the Partnership or the General Partner, and no creditor of the Partnership will be entitled to require the General Partner to solicit or accept any loan or additional capital contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against any Partner under this Agreement or otherwise.

          5.03.  Capital Accounts. A separate Capital Account shall be
                 ----------------
maintained for each Partner in accordance with the following provisions and in compliance with Regulation (S)1.704-1(b)(2)(iv):

          (a) To each Partner's Capital Account there shall be credited (i) all the Partner's Capital Contributions; (ii) the Partner's share of Profits under Article 6 (iii) the Partner's distributive share of any items in the
           ---------
     nature of income or gain which are specially allocated pursuant to Article
                                                                        -------
     6 and (iv) the amount of any Partnership liabilities assumed by such
     -
     Partner or which are secured by any Partnership Property distributed to such Partner.

          (b) To each Partner's Capital Account there shall be debited (i) the amount of cash and the fair market value (as reasonably determined by the General Partner) of any Partnership Property distributed to the Partner pursuant to any provision of this Agreement; (ii) the Partner's share of Losses under Article 6 (iii) the Partner's distributive share of any items
                  ---------
     in the nature of expenses or losses that are specially allocated pursuant to Article 6 and (iv) the amount of any liabilities of the Partner assumed
        ---------
     by the Partnership or which are secured by any property contributed by the Partner to the Partnership.

          (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (d) In determining the amount of any liability for purposes of Subparagraphs (a) and (b) above, there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

          5.04.  Modifications by General Partner. The provisions of Section
                 --------------------------------                    -------
5.03 and the other provisions of this Agreement relating to the maintenance of
----
Capital Accounts are intended to comply with Section 704(b) of the Code and Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with those Regulations. If the General Partner determines that it is prudent to modify the manner in which the Capital Accounts are maintained or the allocations are made pursuant to this Agreement to comply with those Regulations, the General Partner may make those modifications. The General Partner also may make any appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

          5.05.  Interest. No interest shall be paid to any Partner in respect
                 --------
to the Partner's Capital Account or any Capital Contributions made by the Partner to the Partnership.

          5.06.  Return of Capital. No Partner is entitled to withdraw, or
                 -----------------
require the return of, any Capital Contributions made to the Partnership except as may be otherwise specifically provided by this Agreement. Unless consented to by the General Partner, no Partner shall have the right to receive property other than cash from the Partnership. No Partner shall have priority over any other Partner, either as to the return of its Capital Contribution or as to Profits, Losses or distributions, except as otherwise specifically provided by this Agreement.

          5.07.  Negative Capital Accounts. No Limited Partner will be required
                 -------------------------
to pay to the Partnership or to any other Partner any deficit or negative balance which may exist from time to time in the Partner's Capital Account, provided, however, that if a Partner has received distributions or made
--------
withdrawals in excess of its Partnership Percentage of distributions ("Excess
                                                                     --------
Distributions"), as among the Partners but not for the benefit of others, the
---------------
Partner will be indebted to the Partnership in an amount equal to the Excess Distributions, and that indebtedness will be payable on terms prescribed by the General Partner at the time the withdrawal is made or upon demand by the General Partner during the period of liquidation as provided in this Agreement.

          5.08.  Limited Liability of Limited Partners. Without limiting the
                 -------------------------------------
generality of Section 5.02, a Limited Partner shall not be obligated to make any
              ------------
capital contribution to the Partnership, or otherwise to provide funds to the Partnership, provided, however, that a Limited Partner shall be liable for (a)
             --------
as among the Partners but not for the benefit of others, any Excess Distributions made to it as provided in Section 5.07, and (b) any distribution
                                        ------------
prohibited by the Act that the Limited Partner knows is being made in violation of the Act.

          5.09.  Loans. The Partners may, but shall not be obligated to, loan
                 -----
funds to the Partnership at an interest rate and upon terms determined by the General Partner. Loans by any Partner to the Partnership shall not be considered contributions to the capital of the Partnership, and as to any funds so loaned, the lending Partner shall be deemed a creditor of the Partnership and shall be entitled to be paid principal and interest thereon without regard to the Profits of the Partnership.

          5.10.  Calculation and Adjustments of Partnership Percentages. Each
                 ------------------------------------------------------
Partner's initial Partnership Percentage shall be equal to the percentage derived from dividing its Initial Contribution by the Capital Contributions of all the Partners. The Partnership Percentages of the Partners shall be adjusted appropriately in the event of (a) the admission of a new Partner pursuant to
Section 3.02, (b) the admission of a substitute Partner following the Transfer
------------
of all or part of a Partner's Interest, or (c) the acceptance by the General Partner of Additional

Contributions as provided in Section 5.02, such that each Partner's Partnership
                             ------------
Percentage shall be equal to the percentage derived from dividing its Capital Contributions by the Capital Contributions of all the Partners.

                                   ARTICLE 6
                                  ALLOCATIONS
                                  -----------

          6.01.  Allocation of Profits and Losses.
                 --------------------------------

          (a)  Profits. After giving effect to the special allocations set forth
               -------
     in Section 6.02, Profits for any fiscal year shall be allocated in the
        ------------
     following order and priority:

                 (i) First, Profits shall be allocated to the Partners until the cumulative Profits allocated pursuant to this Section 6.01(a)(i)
                                                            ------------------
          are equal to the cumulative Losses allocated pursuant to Section
                                                                   -------
          6.01(b)(i) for all prior periods.
          ----------

                 (ii) The balance of Profits, if any, shall be allocated to the Partners in proportion to their respective Partnership Percentages.

          (b)  Losses. After giving effect to the special allocations set forth
               ------
     in Section 6.02, Losses for any fiscal year shall be allocated in the
        ------------
     following order and priority:

                 (i)   Except as provided in Sections 6.01(b) (ii) and (iii)
                                             -------------------------------
          below, Losses shall be allocated to the Partners in proportion to their respective Partnership Percentages.

                 (ii)  Except as provided in Section 6.01 (b)(iii) below, to the
                                             ---------------------
          extent Profits have been allocated pursuant to Section 6.01(a)(ii) for
                                                         -------------------
          any prior year, Losses shall be allocated first to offset any Profits allocated pursuant to that provision.

                 (iii) The Losses allocated pursuant to Sections 6.01 (b)(i) and
                                                        ------------------------
          (ii) shall not exceed the maximum amount of Losses that can be so
          ----
          allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Limited Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Sections 6.01(b)(i) or (ii), the limitations set forth in this
             ---------------------------
          Section 6.01(b)(iii) shall be applied on a Partner by Partner basis so
          --------------------
          as to allocate the maximum permissible Loss to each Limited Partner under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitations set forth in this Section 6.01(b)(iii) shall be
                                               --------------------
          allocated to the General Partner.


          6.02.  Special Allocations. The following special allocations shall be
                 -------------------
made in the following order:

          (a)  Minimum Gain Chargeback. Except as otherwise provided in
               -----------------------
     Regulations Section 1.704-2(f), notwithstanding any provision of this
     Article 6, if there is a net decrease in Partnership Minimum Gain during
     ---------
     any Partnership fiscal year, each Partner
     shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02(a) is intended to comply
                                           ---------------
     with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b)  Partner Minimum Gain Chargeback.  Except as otherwise provided in
               -------------------------------
     Regulations Section 1 .704-2(i)(4), notwithstanding any other provision of this Article 6 except Section 6.02(a) above, if there is a net decrease in
          ---------        ---------------
     Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section l.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704(2)(j)(2). This Section 6.02(b) is intended to comply with the minimum gain chargeback
          ---------------
     requirement in Regulations Section l.704-2(i)(4) and shall be interpreted consistently therewith.

          (c)  Qualified Income Offset. If any Limited Partner unexpectedly
               -----------------------
     receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) or (6), the Limited Partner shall be specially allocated items of Partnership income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 6.02(c)
               --------                                     ---------------
     shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.02(c)
             ---------                                       --------------
     were not in this Agreement.

          (d)  Gross Income Allocation. In the event any Limited Partner has a
               -----------------------
     deficit Capital Account at the end of any Partnership fiscal year that is in excess of the sum of (1) the amount such Limited Partner is obligated to restore (pursuant to the terms of any promissory note or otherwise), and
     (2) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section
                          --------                                     -------
     6.02(d) shall be made if and only to the extent that such Limited Partner
     -------
     would have a deficit Capital Account in excess of
     such sum after all other allocations provided in this Article 6 have been
                                                           ---------
     tentatively made as if Sections 6.02(c) and (d) were not in this Agreement.
                            ------------------------

          (e)  Nonrecourse Deductions. Nonrecourse Deductions for any fiscal
               ----------------------
     year shall be specially allocated to the Partners in proportion to their Partnership Percentages.

          (f)  Partner Nonrecourse Deductions. Any Partner Nonrecourse
               ------------------------------
     Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(l).

          (g)  Section 754 Adjustment. To the extent an adjustment to the
               ----------------------
     adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of its Interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their Interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1 (b)(2)(iv)(m)(4) applies.

          (h)  Allocations Relating to Taxable Issuance of Partnership Interest.
               ----------------------------------------------------------------
     Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of an Interest by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the
      --------------
     extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

          (i)  Reallocations by General Partner. To the extent that any
               --------------------------------
     allocation would not, in the judgment of the General Partner, be respected under Section 704 of the Code, the allocation shall be reallocated in the manner the General Partner determines is necessary for the allocation to be respected. The General Partner shall endeavor to effect all reallocations by making the minimum changes it determines to be necessary for the allocations to be respected.

          6.03.  Curative Allocations. The allocations set forth in Sections
                 --------------------                               --------
6.02(a), 6.02(b), 6.02(c), 6.02(d), 6.02(e), 6.02(f), 6.02(g) and 6.02(i) (the
-------------------------------------------------------------------------
"Regulatory Allocations") are intended to comply with certain requirements of
 ----------------------
the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 6.03. Thus, notwithstanding
                                          ------------
any other provision of this Article 6 (other than the Regulatory Allocations),
                            ---------
the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital

Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 6.01 and
                                                               -----------------
6.02(h). In exercising its discretion under this Section 6.03, the General
-------                                          ------------
Partner shall take into account future Regulatory Allocations under Sections
                                                                    --------
6.02(a) and 6.02(b) that, although not yet made, are likely to offset other
-------------------
Regulatory Allocations previously made under Sections 6.02(e) and 6.02(f).
                                             ----------------------------

          6.04.  Other Allocation Rules.
                 ----------------------

          (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

          (b) The Partners are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the
                              ---------
     provisions of this Article 6 in reporting their shares of Partnership
                        ---------
     income and loss for income tax purposes.

          (c) Solely for purposes of determining a Partner's proportionate share of the excess nonrecourse liabilities of the Partnership within the meaning of Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Partnership profits are in proportion to their Partnership Percentages.

          (d) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat cash distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

          6.05.  Special (S)704(c) Allocations. For tax purposes, depreciation
                 -----------------------------
and amortization deductions attributable to any property contributed to the Partnership by a Partner or any other Partnership Property shall be allocated pursuant to the requirements of Section 704(c) of the Code, utilizing any of the methods permitted by Regulations Section 1.704-3 and selected by the General Partner. Further, any tax gain or loss recognized upon a sale or exchange of any such property shall be allocated among the Partners to the extent required by
Section 704(c) of the Code.

          6.06.  Allocation between Partner and Transferee. If the Partnership
                 -----------------------------------------
Percentage of a Partner changes as a result of a Transfer of all or part of a Partner's Interest during a fiscal year of the Partnership, Profits and Losses recognized by the Partnership during the fiscal year shall be allocated between the Partner and the Partner's transferee on the basis of their respective Partnership Percentages during each month in which the Partner or its transferee owned an Interest in the Partnership during the fiscal year; provided that gain
                                                             --------
or loss on the sale, refinancing or other disposition of Partnership Property, as determined for federal income tax purposes, shall be allocated to the owner or owners of the Interest on the date of the sale, refinancing or other disposition based on its or their respective Partnership Percentages on that date.

                                   ARTICLE 7
                                 DISTRIBUTIONS
                                 -------------

          7.01.  Distributions. Distributions from the Partnership to the
                 -------------
Partners shall be made at such times and in such amounts as may be determined by the General Partner; provided that any distribution shall be in proportion to
                     --------
each Partner's respective Partnership Percentage. Any distribution made to a Partner hereunder shall be charged to such Partner's Capital Account. No Partner shall have the right to demand a distribution.

          7.02.  Distributions -- Liquidation. Distributions in connection with
                 ----------------------------
the liquidation of the Partnership shall be allocated to the Partners in accordance with Article 11 of this Agreement.
                ----------

          7.03.  Offset. Any sum payable to any Partner pursuant to this
                 ------
Agreement shall be reduced by any amounts owed by the Partner to the Partnership and such latter amounts shall be considered repaid to the Partnership to the extent of such reduction.

                                   ARTICLE 8
                         ADMINISTRATION AND ACCOUNTING
                         -----------------------------

          8.01.  Books and Records. The books and records of the Partnership
                 -----------------
shall be kept and maintained, at the expense of the Partnership, at the principal office of the Partnership and at any other location the General Partner may select. Such records shall include any information and documents that the Partnership is required to maintain under the Act.

          8.02.  Inspection. Each Partner, on written request addressed to the
                 ----------
General Partner stating the purpose, shall have the right to examine and copy, in person or by duly authorized representative, at any reasonable time, for any proper purpose, and at the Partner's sole expense, the records required to be maintained by the Partnership under the Act; provided that on the written
                                             --------
request of any Partner addressed to the General Partner, the Partnership shall provide, without charge to the Partner, copies of this Agreement and the Certificate of Limited Partnership (and all amendments thereto and restatements thereof) and any federal income tax returns required to be maintained under the Act. Each Person that inspects the books and records of the Partnership shall maintain the confidentiality of the information received pursuant to or in connection with such inspection.

          8.03.  Fiscal Year: Accounting Method. The fiscal year of the
                 ------------------------------
Partnership shall be the calendar year. The Partnership records shall be maintained, and its Profits and Losses shall be accounted for, in accordance with the method of accounting selected by the General Partner.

          8.04.  Bank Accounts: Investments. All funds of the Partnership shall
                 --------------------------
be deposited in the Partnership's name in an account or accounts maintained in one or more national or state bank or banks designated from time to time by the General Partner. The funds of the Partnership shall not be commingled with the funds of any Partner or any other Person. Checks shall be drawn upon the Partnership account or accounts only for the purposes of the Partnership and shall be signed by the General Partner or other duly authorized representative of the Partnership chosen by the General Partner. The General Partner may deposit Partnership funds that (a) are not required for the operation of the business of the Partnership and (b) should not, in the General Partner's opinion, be used to repay Partnership debt, in interest bearing bank accounts or use such funds to purchase commercial paper, treasury bills, or other high grade short term instruments as the General Partner deems necessary, appropriate, or advisable.

          8.05.  Reports. Within a reasonable time after the close of each
                 -------
fiscal year of the Partnership, the General Partner shall transmit to each Person who was a partner during the fiscal year of the Partnership an unaudited report indicating such Person's proportionate share of the Profits and Losses of the Partnership for the year and any other matters needed for federal income tax purposes. Further, at least once each fiscal year, the General Partner shall cause to be prepared and distributed to each Partner, at the Partnership's expense, a progress report regarding the operations of the Partnership. Partners, pursuant to the vote of a Majority in Interest, may require the annual preparation of either audited or unaudited financial statements.

          8.06.  Tax Matters Partner. The General Partner is hereby designated
                 -------------------
as the "tax matters partner" pursuant to Section 6231 of the Code. In the event of an audit of the Partnership's federal income tax return, the General Partner will promptly advise all other Partners of the audit and provide each Partner with a copy of any final Partnership administrative adjustment (as defined in Section 6223(a) of the Code).

          8.07.  Tax Returns and Elections. The General Partner shall cause
                 -------------------------
timely preparation and filing of all required tax returns of the Partnership. The General Partner may cause the Partnership to make or revoke any election required or permitted under the Code, including without limitation elections under Section 754 of the Code.

                                   ARTICLE 9
                         MANAGEMENT OF THE PARTNERSHIP
                         -----------------------------

          9.01.  General Authority of General Partner. Except as otherwise
                 ------------------------------------
specifically provided in this Agreement, the General Partner shall conduct, direct, and exercise full and exclusive management and control over the assets, business, activities, and affairs of the Partnership, and the decisions of the General Partner in this regard shall be controlling and binding on the Partnership. Without limiting the foregoing provisions, it is specifically provided that the General Partner is expressly authorized on behalf of, and at the expense of, the Partnership to take any of the following actions without the consent of the Limited Partners:

          (a) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

          (b) Subject to any limitations expressly set forth in this Agreement, operate, maintain, finance, improve, construct, own, manage, sell, convey, assign, mortgage, and lease any real property and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

          (c) Execute and deliver on behalf of, and in the name of, the Partnership any contract or arrangement which the General Partner deems necessary or desirable for the business of the Partnership, and cause the Partnership to perform its obligations under such contracts or arrangements. Any such contract may be with a Partner or any Affiliate of a Partner, in which event such contract or arrangement shall be on fair and equitable terms to the Partnership. In this connection, any contract or arrangement between the Partnership and a Partner, or any Affiliate thereof, shall be presumed fair and equitable to the Partnership if (i) in the case of contracts involving a purchase or sale, the purchase price is supported by an independent appraisal, or (ii) in the case of all other contracts or arrangements, such contract or arrangement is not on materially less favorable terms to the Partnership than could reasonably have been expected in dealing with independent third parties for the same or similar services or arrangements.

          (d) Coordinate all accounting and clerical functions of the Partnership and employ and compensate such accountants, lawyers, managers, and other management or service personnel on behalf of, and at the expense of, the Partnership, as may from time to time be required or appropriate in the judgment of the General Partner to carry on the business of the Partnership, including, without limitation, obtaining any such legal and accounting services as the General Partner may deem necessary or appropriate in connection with the examination by any taxing authority of any tax returns filed by the Partnership and any administrative or judicial proceeding arising out of any such tax returns or examinations. In this regard the General Partner shall be entitled to employ itself or any of its Affiliates without the consent of the other Partners, provided such
                                                           --------
     business relationship is on fair and equitable terms to the Partnership, and any such business relationship shall be presumed fair and equitable to the Partnership if it is not on materially less favorable terms to the Partnership than could reasonably have been expected in dealing with independent third parties for the same or similar services.

          (e) Subject to any limitation expressly set forth in this Agreement, pay (or reimburse itself or its Affiliates for), or cause to be paid, at the Partnership's expense and in its name, all costs and expenses incurred in connection with the ownership, operation and maintenance of the Partnership Property and the conduct of the business and affairs of the Partnership, which the General Partner deems to be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership.

          (f) Borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and secure the same by mortgage, pledge or other lien on any Partnership Property.

          (g) Subject to any limitation expressly set forth in this Agreement, execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, deed of trust, promissory note, financing statement, security agreement, bill of sale, contract or other instrument purporting to convey or encumber any of the Partnership Property.

          (h) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the Partnership Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Partnership Property.

          (i) Procure and maintain such insurance as the General Partner, in its best judgment, deems prudent to serve as protection against liability for loss and damage which may be occasioned by the activities engaged in by the Partnership. The insurance may include, but is not limited to, public liability, automobile liability, worker's compensation, employer's liability and property insurance. The cost of all insurance shall be borne by the Partnership.

          (j) Care for and distribute funds to the Partners by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement.

          (k) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of or against, the Partnership or the Partners in connection with activities arising out of, connected with or incidental to this Agreement, and to engage counsel or others in connection therewith.

          (l) Acquire in accordance with the terms of this Agreement, for itself or for the Partnership, Interests in the Partnership.

          (m) Take such other actions and execute such other instruments as may otherwise be authorized or contemplated by this Agreement or as may be reasonably required or appropriate in connection with the conduct of the business of the Partnership.

          9.02. Limitations on Power and Authority of General Partner. Without
                -----------------------------------------------------
the consent of the Limited Partner, the General Partner shall not have the right or power to do any of the following:

          (a)  Engage in any act in contravention of this Agreement.

          (b) Engage in any act which would make it impossible to carry on the ordinary business of the Partnership.

          (c) Cause the Partnership to be merged or consolidated with one or more domestic or foreign limited partnerships or any other business entity, or to convert into another form of business entity, or to enter into an agreement to do any of the foregoing.

          (d) Cause the Partnership to sell or otherwise dispose of all or substantially all of its assets.

          9.03. Compensation to General Partner. Upon the affirmative vote of a
                -------------------------------
Majority in Interest of the Partners, the General Partner shall be entitled to receive reasonable compensation for services rendered to the Partnership, determined without regard to the income of the Partnership. The compensation shall be ordinary income to the General Partner and treated as an expense of the Partnership in accordance with the Code.

          9.04. Permitted Activities. The General Partner shall devote such time
                --------------------
and attention to the affairs of the Partnership as may be reasonably necessary. The Partners hereby acknowledge that the General Partner may engage in other businesses, whether the other businesses are in competition or in conflict with the Partnership.

          9.05. No Removal of General Partner. The General Partner may withdraw
                -----------------------------
from the Partnership as provided by Section 6.02 of the Act by giving the other Partners ninety (90) days' written notice of withdrawal, but in no event shall the General Partner be removed as General Partner of the Partnership.

          9.06. Limited Partners. The Limited Partners in their capacities as
                ----------------
Limited Partners, may not act for or bind the Partnership and may not participate in the general management, conduct or control of the Partnership's business or affairs except as otherwise expressly provided in this Agreement or in the Act. A Limited Partner is not liable for the obligations of the Partnership unless (a) the Limited Partner is also a General Partner, (b) in addition to the exercise of the Limited Partner's rights and powers as a Limited Partner, the Limited Partner participates in the control of the Partnership's business (in which case the Limited Partner shall be liable only to Persons who transact business with the Partnership reasonably believing, based on the Limited Partner's conduct, that the Limited Partner is a General Partner), or
(c) the Limited Partner is otherwise liable under applicable law. A Limited Partner shall not be deemed to have participated in the control of the Partnership's business as a result of the Limited Partner's having or acting in one or more of capacities or possessing or exercising one or more of the powers listed in Section 3.03(b) of the Act (which list is non-exclusive). A Limited Partner shall not be deemed to have participated in the control of the Partnership's business as a result of the Limited Partner's having or acting in one or more of capacities or possessing or exercising one or more of the powers listed in Section 3.03(b) of the Act (which list is non-exclusive).

          9.07. Other Partners' Commitments. Neither the Partnership nor any
                ---------------------------
Partner shall be responsible for any indebtedness or obligations of any other Partner incurred either before or after the execution of this Agreement except those responsibilities, liabilities, debts and obligations heretofore undertaken or incurred in good faith in carrying out the purpose of the Partnership, or hereafter undertaken or incurred on behalf of the Partnership under or pursuant to terms of this Agreement, or assumed in writing by the Partnership, and each Partner hereby indemnifies and agrees to hold the Partnership and the other Partners harmless from all such obligations and indebtedness except as provided herein.

          9.08. Business Transactions. Subject to the terms of this Agreement, a
                ---------------------
Partner may lend money to and transact other business with the Partnership and, subject to applicable law, shall have the same rights and obligations with respect to those matters as a Person who is not a Partner.

          9.09. Liability: Indemnity.
                --------------------

          (a)  Liability. Neither the General Partner nor any of its officers,
               ---------
     directors, managers, employees or agents shall be liable, responsible or accountable to the Partnership or the other Partners in damages or otherwise for any act or omission of the General Partner or any of its officers, directors, managers, employees or agents in connection with acts carried out on behalf of the Partnership SPECIFICALLY INCLUDING THE GENERAL PARTNER'S OR ANY OF ITS OFFICER'S, DIRECTOR'S, MANAGER'S, EMPLOYEE'S OR AGENT'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, provided the General
                                                     --------
     Partner or any of its officers,
     directors, managers, employees or agents shall be liable for any material breach of any obligation under this Agreement or for fraud, willful misconduct or gross negligence committed toward the Partnership.

          (b)  Indemnity. The Partnership shall and does hereby indemnify and
               ---------
     hold harmless the General Partner and each of its officers, directors, managers, agents and employees from any loss, damage, claim or liability, including but not limited to reasonable attorneys' fees and expenses, that they may incur by reason of any act, or failure to act, performed on behalf of the Partnership in the furtherance of the Partnership's interests to the fullest extent permitted by the Act; provided in no event shall the
                                          --------
     Partnership indemnify the General Partner or its officers, directors, managers, agents or employees for any act or performance which is a material breach of any obligation under this Agreement or the General Partner's or its officer's, director's, manager's, agent's or employee's respective act of fraud, willful misconduct or gross negligence. It is the express intent of this Section 9.09 to provide an indemnity to the General
                            ------------
     Partner and its officers, directors, managers, employees and agents for their acts or omissions of negligence or comparative negligence or contributory negligence or similar liability SPECIFICALLY INCLUDING THE INDEMNIFIED PERSON'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

          9.10. Reimbursement of General Partner. The Partnership shall
                --------------------------------
reimburse the General Partner for any direct out-of-pocket expenses incurred by the General Partner on behalf of, or reasonably allocated to, the Partnership.

          9.11. Power of Attorney. Without limiting the generality of any other
                -----------------
provision of this Agreement, each Limited Partner irrevocably constitutes and appoints the General Partner its attorney-in-fact with full power of substitution and resubstitution, in the Partner's name, to execute, consent to, swear to, acknowledge, deliver, record and file:

          (a) The Certificate of Limited Partnership and any amendments thereto that General Partner deems appropriate, as well as any other instruments under the law of any state the General Partner deems appropriate in order to qualify the Partnership to do business in that state;

          (b) Any other instrument relating to the qualification or registration of the Partnership that the General Partner deems appropriate;

          (c) All certificates and other instruments that may be required to effectuate the dissolution and termination of the Partnership pursuant to
     Article 11
     ----------

          (d) All reports, forms and schedules that the General Partner determines are required to be filed with any governmental body, agency or instrumentality in connection with any Partnership activity;

          (e) Any amendment to this Agreement required to reflect (i) the Transfer of an Interest in the Partnership permitted by this Agreement,
     (ii) the admission to, or withdrawal from, the Partnership of a Partner permitted by this Agreement, or (iii) any change in Partnership Percentages in the manner authorized by this Agreement; and

          (f)  Any amendment to this Agreement authorized pursuant to Section
                                                                      -------
     12.01.

The grant of the power of attorney pursuant to this Section 9.11 is coupled
                                                    ------------
with an interest and is irrevocable and shall survive the death, dissolution, legal incompetency, disability, bankruptcy, retirement or withdrawal of any Partner or the Transfer of its Interest in the Partnership.

          9.12. Meetings of Partners. Meetings of the Partners may be called by
                --------------------
the General Partner and shall be called by the General Partner upon the written request of any Limited Partners holding thirty percent (30%) or more of the total Partnership Percentages. Notice of any such meeting shall be given to all Partners not less than seven (7) days or more than thirty (30) days prior to the date of the meeting and shall state the nature of the business to be transacted. Any Partner may waive notice of a meeting, if it shall so elect, by providing the Partnership with written notice of waiver. For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may set, in advance, a date as the record date for any such determination of Limited Partners. Such date shall not be more than sixty (60) days nor less than ten (10) days before any such meeting. Partners may vote in Person or by proxy at any meeting of Partners. Each Partner may authorize any Person to act for it by proxy on all matters on which it is entitled to participate, whether by waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Each meeting of Partners shall be conducted by the General Partner or such other Person as a General Partner may appoint pursuant to such rules as to the conduct of the meeting as the General Partner or such other Person deems appropriate. Partners may participate in and hold a meeting by conference telephone or similar communication equipment on which all Persons participating in the meeting can hear and speak to each other. Whenever the vote or consent of Partners is permitted or required under this Agreement or the Act, such vote or consent may be given at a meeting of the Partners or may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by the Partners having the requisite Partnership Percentages to consent to or approve the subject matter thereof, and any such consent shall have the same force and effect as a vote at a meeting. Prompt notice of the taking of an action by consent shall be given to the Partners who have not consented in writing to the taking of the action. A Majority in Interest of the Partners shall constitute a quorum for the transaction of business at any meeting of the Partners and except as otherwise expressly provided in this Agreement or by the Act, the vote of a Majority in Interest of the Partners shall control.

                                  ARTICLE 10
                             TRANSFER RESTRICTIONS
                             ---------------------

          10.01. Prohibition Against Transfer. Except as otherwise provided
                 ----------------------------
herein, no Partner may Transfer all or any part of its Interest without the prior written consent of all the other Partners, and any attempt to so Transfer any such Interest shall be void and shall not bind or be recognized by the Partnership.

          10.02. Costs of Transfer. All costs incurred by the Partnership in
                 -----------------
connection with the Transfer of a Partner's Interest (including, without limitation, legal fees incurred by the

Partnership and legal fees incurred in connection with any legal opinions required by the Partnership regarding such Transfer) shall be borne and paid by the transferring Partner within ten (10) days after receipt by such transferring Partner of the Partnership's invoice for the amount due.

          10.03. Assignee.  If a Transfer of a Partner's Interest is permitted
                 --------
by this Agreement and any Partner withholds its consent to such Person's being a Partner, such transferee shall be deemed a mere assignee only (an "Assignee"), and shall be entitled only to the allocated income, gain, loss, deduction, credit or similar items, and to receive distributions, to which the transferring Partner is entitled, to the extent those items are Transferred; provided that in
                                                                --------
allocating such items and making distributions the Partnership shall not be required to deal directly with the Assignee but shall be entitled to continue to deal with the transferring Partner. Until the Assignee becomes a Partner, the transferring Partner shall continue to be a Partner and to be liable for all obligations under this Agreement, and shall continue to have the power to exercise any rights or powers of a Partner except to the extent those rights or powers have been Transferred; provided that on the Transfer by the General
                              --------
Partner of all of the General Partner's rights as a General Partner, the General Partner's status as a General Partner may be terminated by a Majority in Interest of the Limited Partners. The Assignee shall be subject to the provisions of this Agreement and shall be required to comply with the provisions hereof, including without limitation, restrictions against Transfers. Anything to the contrary in this Agreement notwithstanding, no Transfer to an Assignee shall be effective or recognized by the Partnership for any purpose whatsoever if the effect of the Transfer would be to terminate the Partnership within the meaning of Section 708 of the Code or to cause the Partnership to jeopardize its classification as a partnership for federal income tax purposes.

                                  ARTICLE 11
                                  DISSOLUTION
                                  -----------

          11.01. Events Deemed to Cause Dissolution. The Partnership shall be
                 ----------------------------------
dissolved upon the first to occur of the following:

          (a)  the expiration of the term provided in Section 2.04
                                                      ------------

          (b) the affirmative vote and written agreement of all Partners to dissolve the Partnership;

          (c) the sale or distribution to the Partners of all or substantially all of the Partnership Property;

          (d)  the occurrence of an Event of Withdrawal; or

          (e)  the entry of a decree of judicial dissolution under the Act.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to such dissolution, but the Partnership shall not terminate until the assets of the Partnership have been distributed as provided hereinbelow.

          11.02. Winding Up and Termination. Upon dissolution of the Partnership
                 --------------------------
pursuant to this Article 11, an accounting of the Partnership assets,
                 ----------
liabilities, and operations through the last day of the month in which the dissolution occurs shall be made by the Partnership's accountants, and the affairs of the Partnership shall be wound up and liquidated with reasonable promptness (but without undue sacrifice). In connection with the winding up of the Partnership, the Partnership Property shall be revalued and the Capital Accounts of the Partners shall be adjusted to reflect the revaluation of the Partnership Property pursuant to Regulations Sections l.704-l(b)(2)(ii)(b) and l.704-l(b)(2) (iv)(f). The winding up shall be accomplished by the General Partner unless the General Partner has wrongfully dissolved the Partnership, in which case the winding up shall be accomplished by the Limited Partners or a Person chosen by a Majority in Interest of the Limited Partners. After charging or crediting each Partner's Capital Account with all gains and losses resulting from any sales in connection with the winding up and liquidation, the Partnership Property shall be used and distributed in the following order:

          (a) first, to pay or provide for payment of all Partnership indebtedness and obligations, including indebtedness and obligations owed to Partners, and for all liquidating expenses and obligations;

          (b) second, to the establishment of any reserves deemed appropriate by the General Partner (or other Person accomplishing the winding up) for any liabilities or obligations of the Partnership, which reserves shall be held for the purpose of paying any liabilities or obligations and, at the expiration of a period the General Partner (or other Person accomplishing the winding up) deems appropriate, the balance of the reserves shall be distributed in the manner provided hereinafter in this Section 11.02 and
                                                            -------------

          (c) last, to the Partners in amounts equal to the positive balances in their respective Capital Accounts or in proportion to such positive balances if the assets available for distribution are insufficient to satisfy all such positive balances.

The distribution (if any) to the Partners of an interest in the Partnership Property may be subject to such liens, encumbrances, and restrictions, and to such leases, contracts, and agreements as affect the assets on the date of such distribution; provided that nothing herein shall entitle a Partner to demand or
              --------
receive a distribution in any form other than cash and a distribution in kind shall be made only with the consent of the General Partner. Upon the completion of the winding up of the Partnership or when there are no Limited Partners, the General Partner or other Person accomplishing the winding up of the Partnership shall file a certificate of cancellation with the Secretary of State of Texas.

          11.03. Termination.  After all of the assets of the Partnership have
                 -----------
been distributed, the Partnership shall terminate, but if at any time thereafter any funds in any cash reserve fund are released because the need for such cash reserve fund has ended, such funds shall be distributed to the Partners in the same manner as if such distribution had been made pursuant to Section 11.02.
                                                              -------------

          11.04. Compliance with Timing Requirements of Regulations.
                 --------------------------------------------------
Notwithstanding anything in this Article 11 to the contrary, in the event the
                                 ----------
Partnership is "liquidated" within the
meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made to the Partners who have positive Capital Account balances pursuant to this
Article 11 in the manner that complies with Regulations Section 1.704-
----------
1(b)(2)(ii)(b)(2). A liquidation occurring as a result of a Partnership Termination, as defined in Section 708(b)(1)(B) of the Code, shall not, however, require an actual distribution of Partnership assets, but shall instead be treated as a constructive liquidation and reformation in the manner described in Treasury Regulations Section 1.708-l(b)(l)(iv).

                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

          12.01. Amendment or Modification.  This Agreement may be amended or
                 -------------------------
modified from time to time by all of the Partners. Each such amendment or modification shall be reduced to writing, dated, and signed by all Partners and shall be designated on its face an "Amendment" or an "Addendum" to this Agreement.

          12.02. Mergers and Conversions. The Partnership may merge with, or
                 -----------------------
convert into, another limited partnership, general partnership, corporation, limited liability company, or other business entity with the approval of all Partners.

          12.03. Invalid Provision.  The provisions set forth in this Agreement
                 -----------------
are severable, and the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted and, in lieu of each invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the invalid or unenforceable provision as may be possible and be valid and enforceable.

          12.04. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS WHOLLY NEGOTIATED, EXECUTED, AND PERFORMED IN SUCH STATE. ALL OBLIGATIONS PERFORMABLE BY THE PARTIES HERETO SHALL BE DEEMED TO BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

          12.05. Counterparts.  While this Agreement may be executed in multiple
                 ------------
counterparts, each fully executed copy shall, for all purposes, be deemed to be the original, but all of such executed counterparts shall be deemed to constitute but one and the same agreement.

          12.06. Captions. The titles of the Articles and Sections in this
                 --------
Agreement have been inserted as a matter of convenience of reference only and do not affect the meaning of or construction of any of the terms or provisions in this Agreement.

          12.07. Notices. Any notices or other communications required or
                 -------
permitted to be given under this Agreement shall be in writing and shall be given by either a personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Partners at their addresses appearing on Exhibit A or to the Partnership at its
                                         ---------
principal place of business, but each Partner may change its address by giving notice to the other Partners and to the Partnership. Notices delivered personally shall be deemed to be received as of the actual receipt, and mailed notices shall be deemed to be received as of three (3) days after mailing; provided that notices of change of
                                             --------
address shall be effective only upon actual receipt.

          12.08. Successors and Assigns. Subject to the limitations on
                 ----------------------
transferability and assignment contained in this Agreement, the provisions of this Agreement shall be binding on and inure to the benefit of the Partners, and their respective heirs, legal representatives, successors, and assigns.

          12.09. Waiver. No failure by any Partner or the Partnership to insist
                 ------
upon strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy as a result of a breach thereof shall constitute a waiver of such breach or by any covenant, duty, agreement, or condition.

          12.10. Number and Gender.  Whenever the context so requires, all words
                 -----------------
used in this Agreement in any gender will be deemed to include the masculine, feminine, and neuter gender, all singular words will include the plural and all plural words will include the singular.

          12.11. Entire Agreement.  This Agreement constitutes and expresses the
                 ----------------
entire agreement and understanding between the Partners in reference to all of the matters herein referred to, and all discussions, promises, representations, understandings, and agreements, relative thereto, if any, between the Partners are merged herein and superseded hereby.

                        [Signatures on following page]

     EXECUTED the day, month and year first above written.

                              GENERAL PARTNER

                              PRN PHYSICIAN RELIANCE, LLC


                              By:_____________________________________
                                  George P.  McGinn, Jr.,
                                  Executive Vice President



                              LIMITED PARTNER

                              PHYSICIAN RELIANCE INVESTMENTS, LLC

                              By:_____________________________________
                                  George P.  McGinn, Jr.,
                                  Executive Vice President